As filed with the Securities and Exchange Commission on August 10, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1874630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

CARDINAL FINANCIAL CORPORATION

2002 EQUITY COMPENSATION PLAN

(Full title of the plan)

Bernard H. Clineburg

Chairman, President and Chief Executive Officer

Cardinal Financial Corporation

8270 Greensboro Drive, Suite 500

McLean, Virginia  22102

 (Name and address of agent for service)

(703) 584-3400

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $1.00 per share	1,270,000	$10.005	$12,706,350	$1,496

(1)                                  The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)                                  Pursuant to Rule 457(h), the registration fee is based on the average of the high ($10.35) and low ($9.66) prices reported on the Nasdaq National Market on August 5, 2005.

EXPLANATORY NOTE

Cardinal Financial Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8, Registration No. 333-111672, on December 31, 2003 (the “Original Registration Statement”), registering 700,000 shares of its common stock, par value $1.00 per share (“Common Stock”), pursuant to the Cardinal Financial Corporation 2002 Equity Compensation Plan (the “Plan”).  The Registrant’s Board of Directors have adopted, and the Registrant’s shareholders have approved, amendments to the Plan (the “Amendments”) that reflected an increase in the number of shares of Common Stock currently reserved for issuance under the Plan from 700,000 to 1,970,000 (an increase of 1,270,000). This Registration Statement on Form S-8 is being filed with respect to the registration of the additional 1,270,000 shares of Common Stock authorized by the Amendments.

In accordance with Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Items 4, 6, 7 and 9 of Part II of the Original Registration Statement are hereby incorporated by reference into this Registration Statement. This Registration Statement on Form S-8 is being filed pursuant to Rule 462(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof to the extent such documents are considered filed with the Commission:

(1)           the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2004, File No. 0-24557;

(2)           the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders held on April 22, 2005 that have been incorporated by reference into the Form 10-K;

(3)           the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, File No. 0-24557;

(4)           the Registrant’s Current Reports on Form 8-K filed January 20, 2005, February 23, 2005, April 27, 2005, May 3, 2005 (with respect to the resignation of Carl E. Dodson) and June 14, 2005, File No. 0-24557; and

(5)           the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed July 1, 1998, File No. 0-24557.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent such documents are considered filed with the Commission.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.            Interests of Named Experts and Counsel

Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable. Such counsel does not have a substantial interest in or connection with the Registrant or its subsidiaries requiring disclosure herein.

Item 8.            Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1                                 Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB-2, Registration No. 333-82946 (the “Form SB-2”).

4.2                                 Articles of Amendment to the Articles of Incorporation of the Registrant, setting forth the designation for the Series A Preferred Stock, incorporated by reference to Exhibit 3.2 to the Form SB-2.

4.3                                 Bylaws of the Registrant (restated in electronic format to reflect all amendments through April 21, 2004), incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2004.

4.4                                 Cardinal Financial Corporation 2002 Equity Compensation Plan, as amended and restated as of April 22, 2005.*

4.5                                 Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form SB-2.

5.1                                 Opinion of Williams Mullen.*

23.1                           Consent of Williams Mullen (included in Exhibit 5.1).*

23.2         Consent of KPMG LLP.*

24.1         Powers of Attorney (included on Signature Page).*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on this 9th day of August, 2005.

CARDINAL FINANCIAL CORPORATION

By:	/s/ Bernard H. Clineburg
Bernard H. Clineburg
Chairman, President and
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Bernard H. Clineburg and Robert A. Cern, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Clineburg	Chairman, President and Chief	August 9, 2005
Bernard H. Clineburg	Executive Officer and Director
(Principal Executive Officer)

/s/ Robert A. Cern	Executive Vice President and	August 9, 2005
Robert A. Cern	Chief Financial Officer
(Principal Financial Officer)

Signature	Title	Date

/s/ Jennifer L. Deacon	Senior Vice President	August 9, 2005
Jennifer L. Deacon	and Controller
(Principal Accounting Officer)

/s/ B. G. Beck	Director	August 9, 2005
B. G. Beck

/s/ Wayne W. Broadwater	Director	August 9, 2005
Wayne W. Broadwater

/s/ William G. Buck	Director	August 9, 2005
William G. Buck

/s/ Sidney O. Dewberry	Director	August 9, 2005
Sidney O. Dewberry

/s/ John W. Fisher	Director	August 9, 2005
John W. Fisher

/s/ Michael A. Garcia	Director	August 9, 2005
Michael A. Garcia

/s/ J. Hamilton Lambert J.	Director	August 9, 2005
Hamilton Lambert

/s/ William E. Peterson	Director	August 9, 2005
William E. Peterson

/s/ James D. Russo	Director	August 9, 2005
James D. Russo

Signature	Title	Date

/s/ John H. Rust, Jr.	Director	August 9, 2005
John H. Rust, Jr.

/s/ George P. Shafran	Director	August 9, 2005
George P. Shafran

/s/ Alice M. Starr	Director	August 9, 2005
Alice M. Starr

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB-2, Registration No. 333-82946 (the “Form SB-2”).

4.2	Articles of Amendment to the Articles of Incorporation of the Registrant, setting forth the designation for the Series A Preferred Stock, incorporated by reference to Exhibit 3.2 to the Form SB-2.

4.3

Bylaws of the Registrant (restated in electronic format to reflect all amendments through April 21, 2004), incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2004.

4.4	Cardinal Financial Corporation 2002 Equity Compensation Plan, as amended and restated as of April 22, 2005.*

4.5	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form SB-2.

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2	Consent of KPMG LLP.*

24	Powers of Attorney (included on Signature Page).*

*Filed herewith